QuickLinks -- Click here to rapidly navigate through this document

Exhibit 14

FAMILY DOLLAR STORES, INC.

Code of Ethics
For The
Chief Executive Officer
And
Senior Financial Officers

        It is the policy of Family Dollar Stores, Inc. (the "Company") that all officers, directors and employees conduct business on behalf of the Company in an honest and ethical manner and in accordance with the Company's Code of Business Conduct ("Code of Conduct"). In addition to complying with the Code of Conduct, the Chief Executive Officer and the senior financial officers of the Company, which include the chief financial officer, the senior vice president—finance, the vice president—finance, and the controller, are expected to comply with the ethical standards and guidelines set forth below (the "Code of Ethics").

        This Code of Ethics underscores the serious approach that must be taken to address the ethical issues that confront the Company. Accordingly, the Chief Executive Officer and senior financial officers of the Company shall not commit acts contrary to the Code of Ethics, nor shall they condone the commission of such acts by others within the Company.

Honest and Ethical Conduct

        The Chief Executive Officer and senior financial officers of the Company are expected to exhibit and promote the highest standards of honest and ethical conduct by:

  •
  Encouraging and rewarding professional integrity in all aspects of the financial organization.

  •
  Ethically handling actual or apparent conflicts of interest between personal and business relationships.

  •
  Reporting to the General Counsel of the Company any conflict of interest that may arise and any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

  •
  Establishing procedures for staff members to inform senior management of deviations in practice from policies and procedures governing honest and ethical behavior, without fear of retaliation or harassment.

Financial Records and Periodic Reports

        The Chief Executive Officer and senior financial officers of the Company are expected to promote full and fair disclosure of accurate, complete and relevant information concerning the Company by:

  •
  Encouraging open communications with senior management of the Company and accountants engaged in financial audits of the Company to promote full disclosure of all relevant and material financial information of the Company.

  •
  Establishing and administering financial accounting controls that are appropriate to ensure the integrity of the financial reporting process and the availability of timely and relevant information.

  •
  Providing full, fair, accurate, relevant, timely and understandable information for inclusion in the Company's periodic reports filed with the Securities and Exchange Commission and in other public communications made by the Company.

Compliance with Applicable Laws, Rules and Regulations

        The Chief Executive Officer and senior financial officers are expected to promote compliance with applicable laws, rules and regulations by:

  •
  Educating members of the finance organization about any federal, state or local statute, regulation or administrative procedure that affects the operation of the finance organization and the Company generally.

  •
  Monitoring the compliance of the finance organization with any applicable federal, state or local statute, regulation or administrative rule.

        The Chief Executive Officer and senior financial officers should communicate any suspected violations of this Code of Ethics promptly to the General Counsel of the Company. Violations will be investigated and appropriate disciplinary action will be taken in the event of any violations of the Code of Ethics, up to and including termination.

Amendments to and Waivers of the Code of Ethics

        From time to time, the Company may amend or waive certain provisions of this Code of Ethics. The Chief Executive Officer and any senior financial officer who believes that a waiver may be called for should contact the General Counsel of the Company. Amendments to and waivers of the Code of Ethics may be made only by the Board of Directors of the Company or a committee of the Board, and must promptly be disclosed on the Company's website, if appropriate, or by filing a Form 8-K with the Securities and Exchange Commission.

Exhibit A

FAMILY DOLLAR STORES, INC.

Acknowledgment Certification
Code of Ethics for the Chief Executive Officer and Senior Financial Officers

        I hereby certify that I have read and understand the attached Family Dollar Stores, Inc. Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Pursuant to such Code of Ethics, I recognize that I must disclose or report all transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Code of Ethics. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code of Ethics has occurred. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions, including termination.

Date:	Signature:
Print Name:

QuickLinks

  Exhibit 14
FAMILY DOLLAR STORES, INC. Code of Ethics For The Chief Executive Officer And Senior Financial Officers
  Exhibit A